                                                                   Exhibit 4.5-A

                             CERTIFICATE OF TRUST OF
                              MONY CAPITAL TRUST I


         THIS Certificate of Trust of MONY Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is MONY Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801, Attn: Corporate Trustee Administration Department.

         3. Effective Date. This Certificate of Trust will be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                 CHASE MANHATTAN BANK DELAWARE,
                                 as Delaware Trustee


                                 By:      /s/ John J. Cashin
                                          ------------------
                                          Name:  John J. Cashin
                                          Title: Vice-President